2018 Amendment

to the

Cardax, Inc. 2014 Equity Compensation Plan

Effective as of December 4, 2018

Reference is made to the Cardax, Inc. 2014 Equity Compensation Plan (the “Plan”), adopted by resolution of the Board of Directors of Cardax, Inc. (the “Company”) as of January 3, 2014. Capitalized terms used in this amendment (this “Amendment”) to the Plan that are not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Plan.

WHEREAS, the board of directors and the stockholders of the Company have previously adopted, authorized and approved the Plan;

WHEREAS, the maximum number of shares of Common Stock reserved for the grant or settlement of Awards under the Plan prior to giving effect to this Amendment is equal to 45,420,148;

WHEREAS, on December 4, 2018, the stockholders of the Company adopted, approved authorized, confirmed and ratified the terms of this Amendment to the Plan;

WHEREAS, this Amendment implements the action of the stockholders of the Company.

Amendment

Section 5.5 of the Plan provides for the number of shares of the Common Stock reserved for the grant or settlement of Awards under the Plan.

Prior to giving effect to this Amendment, the first sentence of Section 5.5 of the Plan provides as follows:

The maximum number of shares of Common Stock reserved for the grant or settlement of Awards under the Plan shall be a number equal to 25% of the fully diluted number of shares of Common Stock of the Company as of the Effective Date, determined as if the maximum number of shares reserved were issued and outstanding, as of the Effective Date and shall be subject to adjustment as provided herein.

After giving effect to this Amendment, the first sentence of Section 5.5 of the Plan is replaced to read in its entirety as follows:

The maximum number of shares of Common Stock reserved for the grant or settlement of Awards under the Plan shall be equal to the following, subject to adjustment as provided herein: (i) as of December 4, 2018: 50,420,148; and (ii) such greater amount that is determined by the Board on an annual basis from and after January 1, 2019, provided that the amount of such annual increase shall not be greater than an amount equal to four percent (4%) of the shares of common stock of the Company issued and outstanding as of December 31st of the previous calendar year; which increase, if any, shall be effective as of January 1 of the calendar year that the Board authorizes such increase, unless such other effective date is otherwise determined by the Board.

Ratification

The terms and conditions of the Plan shall be in full force and effect from and after December 4, 2018, as amended by this Amendment.

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